UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 24, 2025

Verrica Pharmaceuticals Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38529	46-3137900
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

44 West Gay Street, Suite 400 West Chester, PA	19380
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (484) 453-3300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock	VRCA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed, on January 24, 2025, The Nasdaq Stock Market LLC (“Nasdaq”) notified Verrica Pharmaceuticals Inc. (the “Company”) that, based upon the preceding 30-business day period, the Company no longer satisfied Nasdaq Listing Rule 5450(a)(1), which requires the Company to maintain a minimum closing bid price of $1.00 per share for continued listing on The Nasdaq Global Market (the “Minimum Bid Price Requirement”). As the Company did not regain compliance with the Minimum Bid Price Requirement within the 180-calendar day grace period set forth by Listing Rule 5810(c)(3)(A), by July 23, 2025, Nasdaq notified the Company by letter dated July 24, 2025, that the Company’s securities are subject to delisting from Nasdaq (the “Staff Determination”) unless the Company timely requests a hearing before a Nasdaq Hearings Panel (the “Panel”).

The Company intends to timely request a hearing before the Panel. The hearing request automatically stays any suspension or delisting of the Company’s securities and, as a result, the Company expects that its common stock will continue to be listed and traded on The Nasdaq Global Market pending the conclusion of the hearings process.

Pursuant to Listing Rule 5810(c)(3)(H), in order to regain compliance with the Minimum Bid Price Requirement, the closing minimum bid price of the Company’s common stock must be at least $1.00 per share for at least 10 consecutive business days and up to 20 consecutive business days, in Nasdaq staff’s discretion. As previously disclosed, on July 24, 2025, the Company effected a reverse stock split at a ratio of 1-for-10. On July 25, 2025, the Company’s common stock began trading on The Nasdaq Global Market on a split-adjusted basis. The primary purpose for the reverse stock split was to increase the per-share closing bid price of the Company’s common stock so as to demonstrate compliance with the Minimum Bid Price Requirement and to help ensure the Company’s continued listing on Nasdaq. As of the date hereof, the minimum bid price of the Company’s common stock has been in compliance with the Minimum Bid Price Requirement for four consecutive business days, and the closing bid price of the Company’s common stock was $6.24 as of July 29, 2025. Following ten trading days of bid price compliance, the Company intends to request a bid price compliance determination and the cancellation of the hearing.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K (this “Current Report”) contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which statements are subject to considerable risks and uncertainties. The Company intends such forward-looking statements to be covered by the safe harbor provisions contained in the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts included in this press release, including statements about the Company’s beliefs and expectations, are “forward-looking statements” and should be evaluated as such. Forward-looking statements may be identified by words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “seeks,” “should,” “suggest,” “will,” and similar expressions. Forward-looking statements in this Current Report include, without limitation, statements regarding the Company’s ability to regain or maintain compliance with the Minimum Bid Price Requirement. The Company has based these forward-looking statements on its current expectations and projections about future events. Forward-looking statements are subject to and involve risks, uncertainties, and assumptions that may cause the Company’s actual results, performance or achievements to be materially different from any future results, performance or achievements predicted, assumed or implied by such forward-looking statements, including, without limitation, risks, uncertainties and assumptions related to the trading price of the Common Stock, as well as the risks disclosed under Item 1A, “Risk Factors,” in the Company’s most recently Annual Report on Form 10-K filed with the Securities and Exchange Commission, as updated by the Company’s subsequently filed Quarterly Report on Form 10-Q. This Current Report speaks as of the date indicated above. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law. The Company expressly disclaims any obligation to update or revise any forward-looking statements found herein to reflect any future changes in the Company’s expectations of results or any future change in events, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Verrica Pharmaceuticals Inc.

Date: July 30, 2025	/s/ John J. Kirby
John J. Kirby
Interim Chief Financial Officer